Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Trunity Holdings, Inc. of our report dated April 16, 2013, relating to the consolidated financial statements for the two years ended December 31, 2012, which appears in the Company’s annual report on Form 10-K and incorporated by reference herein. We also consent to the reference to our Firm under the caption "Experts" in this Prospectus.

/s/ Cherry Bekaert LLP

Fort Lauderdale, Florida
September 9, 2013